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                          WALLER LANSDEN DORTCH & DAVIS

                                                                      Exhibit 8
                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                              NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                             POST OFFICE BOX 198966
                         NASHVILLE, TENNESSEE 37219-8966
                                 (615) 244-6380

  FACSIMILES                                         809 SOUTH MAIN STREET
(615) 244-6804                                           P. O. BOX 1035
(615) 244-5686                                       COLUMBIA, TN 38402-1035
                                                         (615) 388-6031



                                December 29, 1997




BancorpSouth, Inc.
One Mississippi Plaza
Tupelo, Mississippi  38801

                  Re:  Registration Statement on Form S-3,
                       Registration No. 33-3009, relating to
                       Dividend Reinvestment Plan

Dear Sirs:

                  You have asked us to review the discussion under the heading "FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN" contained in the Prospectus forming a part of Post-Effective Amendment Number 4 to the Registration Statement referred to above.


                  In our opinion, such discussion accurately reflects the consequences of participation in the Dividend Reinvestment Plan described in such Prospectus under the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service, and existing court decisions. Any of the foregoing could be changed at any time and any such changes may be retroactive and apply to transactions entered into prior to the date of such changes and could significantly modify our opinion. Our opinion is also based upon the assumption that the Dividend Reinvestment Plan will be administered in the manner described in the Prospectus.


                  We consent to the filling of this opinion as an Exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ Waller Lansden Dortch & Davis,
                                    A Professional Limited Liability Company